Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the registration statements on Form S-3 (No. 333-250971 and No. 333-250967) and Form S-8 (No. 333-245143, No. 333-239541, No. 333-225056 and No. 333-210217) of ESSA Pharma Inc. of our report dated December 15, 2020, relating to the consolidated financial statements of ESSA Pharma Inc., for the years ended September 30, 2020 and 2019 which appears in the annual report on Form 10-K of ESSA Pharma Inc. dated December 15, 2020.

“DAVIDSON & COMPANY LLP”

Vancouver, Canada	Chartered Professional Accountants

December 15, 2020